Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sierra Semiconductor Corporation for the registration of 804,407 shares of its common stock and to the incorporation by the reference therein of our report dated January 22, 1997 with respect to the consolidated financial statements and schedules of Sierra Semiconductor Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP
                                                  ------------------------------
                                                  ERNST & YOUNG LLP


San Jose, California
May 2, 1997